Exhibit 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	BISON CAPITAL ACQUISITION CORP.
CUSIP [●]

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT

THIS CERTIFIES THAT_______________________________________

is the owner of _______________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, no par value per share, of BISON CAPITAL ACQUISTION CORP., a British Virgin Islands company (the “Company”), and one (1) warrant (the “Warrants”). Each Warrant entitles the holder to purchase one ordinary share for $11.50 per share (subject to adjustments) and may only be exercised for a whole number of ordinary shares. Each Warrant will become exercisable commencing on the Company’s completion of an initial merger, share exchange, asset acquisition, share purchase, recapitalization, contractual arrangement, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) and will expire unless exercised before 5:00 p.m., New York City Time, five years after the completion by Company of an initial Business Combination, or earlier upon redemption (the “Expiration Date”). The ordinary shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to the ninetieth (90th) day after the date of the prospectus relating to the Company’s initial public offering, unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2017, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copy of the Warrant Agreement is on file at the office of the Warrant Agent at 17 Battery Place, 8th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
SEAL
	Chairman	2017	Chief Executive Officer

BISON CAPITAL ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors and not as tenants in common Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to redeem his shares upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

2